Exhibit 99.1

ViewRay Reports Third Quarter 2019 Results

CLEVELAND, November 12, 2019 — ViewRay, Inc. (Nasdaq: VRAY) today announced financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Summary:

•	Total revenue was $20.9 million in the quarter, primarily from three revenue units, compared to $17.7 million, primarily from three revenue units, for the same period last year.
•

Received eight new orders for MRIdian systems, including three upgrades, totaling approximately $35 million in the third quarter of 2019, compared to orders totaling approximately $36 million for the same period last year.

•	Total backlog grew to $230.7 million as of September 30, 2019, compared to $200.9 million as of September 30, 2018.
•	Cash and cash equivalents were $90.8 million as of September 30, 2019.
•	The Company reaffirmed its full year 2019 guidance of revenue in the range of $80 million to $95 million, and cash use in the range of $80 million to $90 million.

“I am pleased with our Q3 results and the progress we are making across the organization,” said Scott Drake, President and CEO. “Our differentiation in the market is rooted in unparalleled innovation and clinical data.”

Three Month Results Ending September 30, 2019:

Total revenue for the three months ended September 30, 2019, was $20.9 million, compared to $17.7 million for the same period last year.

Total cost of revenue was $20.3 million, compared to $17.3 million for the same period last year.

Total gross profit was $0.6 million, compared to $0.4 million for the same period last year.

Total operating expenses were $32.3 million, compared to $24.5 million for the same period last year.

Net loss was $20.8 million, or $0.21 per share, compared to $32.9 million, or $0.39 per share, for the same period last year.

ViewRay had total cash and cash equivalents of $90.8 million at September 30, 2019.

Nine Month Results Ending September 30, 2019:

Total revenue for the nine months, primarily from 11 MRIdian revenue units, was $71.3 million compared to $60.3 million for the same period last year.

Total cost of revenue was $72.9 million compared to $54.3 million for the same period last year.

Total gross profit was $(1.5) million compared to $6.0 million for the same period last year.

Total operating expenses were $86.9 million compared to $59.6 million for the same period last year.

Net loss was $(85.0) million, or $(0.87) per share, compared to $(59.7) million, or $(0.82) per share, for the same period last year.

Financial Guidance:

The Company reiterated its 2019 guidance of revenue in the range of $80 million to $95 million, and total cash usage to be in the range of $80 million to $90 million.

Conference Call and Webcast

ViewRay will hold a conference call to discuss results on Tuesday, November 12, 2019 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (844) 277-1426 for domestic callers and (336) 525-7129 for international callers. The conference ID number is 8250536. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at www.viewray.com.

After the live webcast, a replay of the webcast will remain available online on the investor relations page of ViewRay's corporate website, www.viewray.com, for 14 days following the call. In addition, a telephonic replay of the call will be available until November 19, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number 8250536.

About ViewRay

ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay's financial guidance for the full year 2019 and ViewRay's conference call to discuss its third quarter and year to date results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, and the timing of delivery of ViewRay's products, the timing, results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, as updated periodically by the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Product	$18,696	$16,492	$65,475	$57,237
Service	2,048	1,056	5,482	2,706
Distribution rights	118	118	356	356
Total revenue	20,862	17,666	71,313	60,299
Cost of revenue:
Product	18,521	15,199	63,368	49,564
Service	1,767	2,103	9,489	4,732
Total cost of revenue	20,288	17,302	72,857	54,296
Gross margin	574	364	(1,544)	6,003
Operating expenses:
Research and development	5,641	4,347	17,135	12,506
Selling and marketing	7,297	3,384	19,845	10,024
General and administrative	19,381	16,721	49,888	37,070
Total operating expenses	32,319	24,452	86,868	59,600
Loss from operations	(31,745)	(24,088)	(88,412)	(53,597)
Interest income	484	2	1,391	6
Interest expense	(1,069)	(1,974)	(2,902)	(5,758)
Other income (expense), net	11,499	(6,792)	4,933	(307)
Loss before provision for income taxes	$(20,831)	$(32,852)	$(84,990)	$(59,656)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(20,831)	$(32,852)	$(84,990)	$(59,656)
Amortization of beneficial conversion feature related to Series A convertible preferred stock	$—	$—	$—	$(2,728)
Net loss attributable to common stockholders, basic and diluted	$(20,831)	$(32,852)	$(84,990)	$(62,384)
Net loss per share, basic and diluted	$(0.21)	$(0.39)	$(0.87)	$(0.82)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	99,039,789	84,920,996	97,763,964	76,185,346

VIEWRAY, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$90,756	$167,432
Accounts receivable	33,301	36,867
Inventory	59,622	49,462
Deposits on purchased inventory	4,883	8,142
Deferred cost of revenue	3,056	9,736
Prepaid expenses and other current assets	4,672	6,045
Total current assets	196,290	277,684
Property and equipment, net	23,437	13,958
Restricted cash	1,442	1,933
Intangible assets, net	57	—
Right-of-use assets	12,254	—
Other assets	2,255	1,395
TOTAL ASSETS	$235,735	$294,970
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,648	$10,207
Accrued liabilities	18,835	9,983
Customer deposits	10,746	19,968
Operating lease liability, current	2,139	—
Deferred revenue, current	9,644	13,731
Total current liabilities	53,012	53,889
Deferred revenue, net of current portion	4,516	5,744
Long-term debt	55,489	55,364
Warrant liabilities	3,194	11,844
Operating lease liability, noncurrent	11,067	—
Other long-term liabilities	562	820
TOTAL LIABILITIES	127,840	127,661
Commitments and contingencies (Note 6)
Stockholders’ equity:
Convertible preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at September 30, 2019 and December 31, 2018; no shares issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Common stock, par value of $0.01 per share; 300,000,000 shares authorized at September 30, 2019 and December 31, 2018; 99,405,805 and 96,332,023 shares issued and outstanding at September 30, 2019 and December 31, 2018	984	952
Additional paid-in capital	590,878	565,334
Accumulated deficit	(483,967)	(398,977)
TOTAL STOCKHOLDERS’ EQUITY	107,895	167,309
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$235,735	$294,970

Contact:

Investor Relations:

Michaella Gallina

Sr. Director, Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Brand

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com